Exhibit (c)(3)

 S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L  October 23rd, 2022  Project Zeus  Presentation to the Board of Directors

 C O N F I D E N T I A L  P R O J E C T Z E U S  Preliminary Working Draft – For Discussion Purposes Only  Zeus last 12 months stock price performance – for reference only  Source: Company filings, press releases, FactSet as of 10/21/22  Note: Unaffected date (09/30/22) represents last trading day before Sparrow submitted non-binding offer to acquire remaining shares in Zeus  10/22 final proposal: $27.00  Unaffected 52-week high (11/03/21): $23.87 $24.54  10/02 proposal: $22.75  Unaffected calendar year high (09/12/22): $20.44  Unaffected price (09/30/22): $17.96  Stock price  1

 C O N F I D E N T I A L  P R O J E C T Z E U S  Preliminary Working Draft – For Discussion Purposes Only  Select precedent all-cash squeeze-out acquisitions – for reference only  Source: FactSet and Company filings  Note: Market data as of 10/21/22; Represents select United States all-cash minority squeeze-out offers (both completed and pending) of over $100mm since 2008 where the acquiror owned 50% or more in the target; Excludes management buyouts  1 Announcement date defined as the date of announcement of definitive agreement; 2 Unaffected closing share price prior to first public offer  Transaction details  Offer price  Offer Premium to  unaffected2  Ann. Date1  Acquiror  Target  Tender / Vote  % stake acquired  Deal value ($mm)  Initial  Final  %  change  Initial  Final  21-Jun-22  TPG Capital LP  Convey Health Solutions  Holdings  Vote  25.3%  $163  $9.00  $10.50  16.7%  108.3%  143.1%  02-Jun-22  Brookfield Asset Management / Hartree Partners  Sprague Resources LP  Vote  25.5%  $127  $16.50  $19.00  15.2%  10.6%  27.3%  25-May-22  Axar Capital Management LP  StoneMor Partners LP  Vote  25.4%  $109  $3.00  $3.50  16.7%  43.5%  67.5%  09-Nov-21  Geneve Corp  Independence Holding Co  Vote  37.5%  $335  $50.00  $57.00  14.0%  19.0%  35.7%  24-Aug-21  Banco Santander SA / Santander Holdings USA  Santander Consumer USA  Tender  19.8%  $2,530  $39.00  $41.50  6.4%  7.1%  13.9%  08-Mar-21  Roivant Sciences Ltd  Immunovant Inc  –  42.5%  –  $15.39  –  –  –  –  12-Nov-20  Sparrow Biopharma Inc  Urovant Sciences Ltd  Vote  28.0%  $217  $12.50  $16.25  30.0%  58.0%  105.4%  31-Aug-20  Ionis Pharmaceuticals  Akcea Therapeutics  Tender  24.1%  $536  $16.00  $18.15  13.4%  40.6%  59.5%  19-Aug-20  Dufry AG  Hudson Ltd.  Vote  42.6%  $311  $7.70  $7.70  –  50.1%  50.1%  21-Feb-20  Kyocera Corp  AVX Corp  Tender  28.0%  $1,046  $19.50  $21.75  11.5%  29.7%  44.6%  09-May-19  Employers Mutual Casualty Co.  EMC Insurance Group Inc  Vote  45.5%  $371  $30.00  $36.00  20.0%  25.1%  50.1%  19-Jun-18  Roche Holdings AG  Foundation Medicine Inc  Tender  43.4%  $2,257  $133.00  $137.00  3.0%  30.5%  34.4%  06-Sep-16  Icahn Enterprises L.P.  Federal-Mogul Holdings Corp.  Tender  18.0%  $305  $7.00  $10.00  42.9%  40.6%  100.8%  26-Jul-16  American Financial Group Inc  National Interstate Corp  Vote  48.7%  $315  $30.00  $32.00  6.7%  32.7%  41.5%  09-Mar-16  Hallmark Cards Inc  Crown Media Holdings Inc  Tender  9.7%  $176  $5.05  $5.05  –  2.4%  2.4%  16-Sep-13  Chiesi Farmaceutici S.p.A  Cornerstone Therapeutics Inc  Vote  35.0%  $265  $6.55  $9.50  45.0%  22.4%  77.6%  01-Mar-13  Danfoss A/S  Sauer-Danfoss Inc  Tender  24.4%  $690  $49.00  $58.50  19.4%  24.4%  48.6%  21-Apr-11  CNA financial corporation  CNA Surety corporation  Tender  38.0%  $466  $22.00  $26.55  20.7%  14.3%  37.9%  21-Mar-10  CONSOL Energy Inc.  CNX Gas Corp.  Tender  16.7%  $967  $38.25  $38.25  –  45.8%  45.8%  25th percentile  24.3%  $229  6.5%  19.9%  36.2%  Average  30.4%  $621  15.6%  33.6%  54.8%  Median  28.0%  $325  14.6%  30.1%  47.2%  75th percentile  40.3%  $652  19.8%  42.8%  65.5%  Healthcare deals  (USD$ in millions, except per share data); Based on public information  2

 ($mm except mm for share count and $ / share for per share data); Based on Sparrow management assumptions and public information   Final proposal value per share  $27.00  Common shares outstanding  96.8  Fully diluted shares outstanding  107.7  Fully diluted equity value  $2,908  (+) Net debt1  25  Illustrative transaction value  $2,933  Value of current stake  Current shares held2  45.8  % DSP ownership2  42.5%  Total equity value of current stake2  $1,237  Remaining shares to be acquired  61.9  % ownership of remaining stake  57.5%  Total equity value of remaining stake  $1,672  Premium / (Discount) to:  Current price (10/21/22)  $24.54  10%  Unaffected price (09/30)  $17.96  50%  52-week high (as of 09/30)  $23.87  13%  52-week low (as of 09/30)  $7.78  247%  VWAP from proposal (since 10/03)  $24.66  9%  30 - day VWAP (as of 09/30)  $18.09  49%  60 - day VWAP (as of 09/30)  $17.38  55%  90 - day VWAP (as of 09/30)  $16.23  66%  C O N F I D E N T I A L  P R O J E C T Z E U S  Preliminary Working Draft – For Discussion Purposes Only  Summary of proposal – for reference only  Source: Sparrow management projections; company filings, press releases, FactSet as of 10/21/22  Note: Unaffected date (09/30/22) represents last trading day before Sparrow submitted non-binding offer to acquire remaining shares in Zeus  1 Sparrow management estimates as of 03/31/23; 2 Excludes Raven Top-Up Shares  3

 C O N F I D E N T I A L  P R O J E C T Z E U S  Preliminary Working Draft – For Discussion Purposes Only  Unaffected price (09/30)  $17.96  10/02  proposal  $22.75  $25.00  $25.25  $25.50  $25.75  $26.00  $26.25  $26.50  $26.75  10/22  final proposal  $27.00  Premium / (discount) analysis  Current price (10/21/22)  $24.54  (27%)  (7%)  2%  3%  4%  5%  6%  7%  8%  9%  10%  Unaffected price (09/30)  $17.96  0%  27%  39%  41%  42%  43%  45%  46%  48%  49%  50%  52 - week high (as of 09/30)  $23.87  (25%)  (5%)  5%  6%  7%  8%  9%  10%  11%  12%  13%  52 - week low (as of 09/30)  $7.78  131%  192%  221%  225%  228%  231%  234%  237%  241%  244%  247%  VWAP from proposal (since 10/02) $24.66  (27%)  (8%)  1%  2%  3%  4%  5%  6%  7%  8%  9%  30 - day VWAP (as of 09/30)  $18.09  (1%)  26%  38%  40%  41%  42%  44%  45%  46%  48%  49%  60 - day VWAP (as of 09/30)  $17.38  3%  31%  44%  45%  47%  48%  50%  51%  52%  54%  55%  90 - day VWAP (as of 09/30)  $16.23  11%  40%  54%  56%  57%  59%  60%  62%  63%  65%  66%  Common shares outstanding  96.8  96.8  96.8  96.8  96.8  96.8  96.8  96.8  96.8  96.8  96.8  Fully diluted shares outstanding  106.6  107.3  107.5  107.6  107.6  107.6  107.6  107.6  107.7  107.7  107.7  Fully diluted equity value  $1,915  $2,441  $2,688  $2,716  $2,743  $2,771  $2,798  $2,826  $2,853 $2,881  $2,908  (+) Net debt1  25  25  25  25  25  25  25  25  25  25  25  Illustrative transaction value  $1,940  $2,466  $2,713  $2,741  $2,768  $2,796  $2,823  $2,851  $2,878 $2,906  $2,933  Value of current stake  Current shares held 2  45.8  45.8  45.8  45.8  45.8  45.8  45.8  45.8  45.8  45.8  45.8  % DSP ownership 2  43.0%  42.7%  42.6%  42.6%  42.6%  42.6%  42.6%  42.5%  42.5%  42.5%  42.5%  Total equity value of current stake 2  $823  $1,042  $1,145  $1,156  $1,168  $1,179  $1,191  $1,202  $1,214 $1,225  $1,237  Remaining shares to be acquired  60.8  61.5  61.7  61.8  61.8  61.8  61.8  61.8  61.9  61.9  61.9  % ownership of remaining stake  57.0%  57.3%  57.4%  57.4%  57.4%  57.4%  57.4%  57.5%  57.5%  57.5%  57.5%  Total equity value of remaining stake  $1,092  $1,399  $1,543  $1,559  $1,575  $1,591  $1,607  $1,623  $1,639 $1,655  $1,672  Zeus analysis at various prices – for reference only  Source: Sparrow management projections; company filings, press releases, FactSet as of 10/21/22  Note: Unaffected date (09/30/22) represents last trading day before Sparrow submitted non-binding offer to acquire remaining shares in Zeus  1 Sparrow management estimates as of 03/31/23; 2 Excludes Raven Top-Up Shares  ($mm except mm for share count and $ / share for per share data); Based on Sparrow management assumptions and public information  4

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